PODER DE REPRESENTACIÓN POWER OF ATTORNEY FRANCISCO CALDERON ROJAS, por este acto designo a Alejandro Gil Ortiz, Sergio Rodríguez Pérez y Camila Lopes Amaral Westin Pereira, para que actuando de manera individual, y con plenas facultades de delegación o revocación, (el “Apoderado”), con todas y cada una de las facultades necesarias actúe en nombre y en representación del suscrito, en los siguientes actos: FRANCISCO CALDERON ROJAS, hereby appoint Alejandro Gil Ortiz, Sergio Rodríguez Pérez, and Camila Lopes Amaral Westin Pereira, acting singly, and with full power of substitution or revocation, the undersigned’s true and lawful attorney in fact (the “Attorney-in-Fact”), with full power to act for the undersigned and in the undersigned's name, place and stead, in any and all capacities, to: I. Preparar, suscribir y presentar a nombre del suscrito, ante la Comisión de Bolsa y Valores de Estados Unidos de América (U.S. Securities and Exchange Commission, por sus siglas en inglés “SEC”) el formulario denominado Form ID, así como cualquier otro documento que sea necesario o conveniente para obtener los códigos y accesos al Sistema Electrónico de Recopilación, Análisis y Recuperación de Información de la SEC (Electronic Data Gathering, Analysis, and Retrieval, por sus siglas en inglés “EDGAR”), que permitan al suscrito presentar los reportes obligatorios según las leyes, reglas y regulaciones aplicables la SEC; derivados de mi cargo en Fomento Económico Mexicano, S.A.B. de C.V. (la “Sociedad”). I. Prepare, execute and submit, in behalf of the undersigned, with the U.S. Securities and Exchange Commission (the “SEC”) the form known as Form ID, together with any amendments thereto, and any other documents that may be necessary or appropriate to obtain codes and access to the SEC’s Electronic Data Gathering, Analysis, and Retrieval system (“EDGAR”) enabling the undersigned to file reports required under applicable SEC laws, rules and regulations, arising from the undersigned’s position with Fomento Económico Mexicano, S.A.B. de C.V. (the “Company”). II. Preparar, suscribir y presentar ante la SEC, cualquier y todos los reportes (incluyendo cualquier modificación a los mismos) que el suscrito esté obligado a presentar conforme a la Sección 16 (a) de Ley de Intercambio de Valores (Section 16 of the Securities Exchange Act), según sea modificada, o conforme a cualquier regala o regulación emitida al amparo de la misma, con respecto a cualquier valor de la sociedad, incluyendo los Formularios 3, 4 y 5; y II. Prepare, execute and submit to the SEC any and all reports (including any amendments thereto) that the undersigned is required to file under Section 16 (a) of the Securities Exchange Act, as amended, or any rule or regulation thereunder, with respect to any securities of the Company, including Forms 3, 4 and 5; and III. Obtener, en su carácter de representante del suscrito, información relativa a las operaciones realizadas con valores de la Sociedad, de cualquier tercero, incluyendo la propia Sociedad, así como a corredores, intermediarios, agentes, administradores de planes de beneficios para empleados y fiduciarios, y por medio del presente el suscrito autoriza a cualquiera de dichos terceros III. Obtain, as the undersigned's representative and on the undersigned's behalf, information regarding transactions in the Company's equity securities from any third party, including the Company and any brokers, dealers, employee benefit plan administrators and trustees, and the undersigned hereby authorizes any such third party to release any such information to the Attorney-in-Fact.

a revelar y proporcionar dicha información al Apoderado. El suscrito reconoce expresamente que: The undersigned here acknowledges that: A. El presente Poder otorga facultades al Apoderado, pero no lo obliga, para actuar, a su sola discreción, con base en la información que le sea proporcionada, sin que exista obligación de verificar de manera independiente dicha información; A. This Power of Attorney authorizes, but does not require, the Attorney-in-Fact to act in his or her discretion on information provided to such Attorney-in-Fact without independent verification of such information; B. Cualquier documento que sea preparado o suscrito por el Apoderado en nombre y representación del suscrito, será elaborado según la información que el Apoderado, a su discreción, considere necesaria o relevante; B. Any documents prepared or executed by the Attorney-in-Fact on behalf of the undersigned pursuant to this Power of Attorney will be in such form and will contain such information as the Attorney-in-Fact, in his or her discretion, deems necessary or relevant; C. Ni la Sociedad ni el Apoderado asumen responsabilidad alguna respecto de la obligación del suscrito de cumplir con los requisitos establecidos en la Sección 16 (a) de Ley de Intercambio de Valores (Section 16 (a) of the Exchange Act), ni respecto de cualquier responsabilidad del suscrito derivada del incumplimiento de dichas obligaciones, ni de cualquier responsabilidad del suscrito por la restitución; y C. Neither the Company nor the Attorney-in-Fact assumes any liability for the undersigned's responsibility to comply with the requirements of Section 16 (a) of the Exchange Act, any liability of the undersigned for any failure to comply with such requirements; and D. El presente Poder no libera al suscrito de la responsabilidad de cumplir con las obligaciones que le correspondan conforme a la Sección 16 (a) de Ley de Intercambio de Valores (Section 16 of the Securities Exchange Act), incluyendo, sin limitar, las obligaciones de reporte establecidas en la precitada Ley. D. This Power of Attorney does not relieve the undersigned from responsibility for compliance with the undersigned's obligations under Section 16 (a) of the Exchange Act, including, without limitation, the reporting requirements under said law. El suscrito otorga al Apoderado plenas facultades para realizar y ejecutar todos y cada uno de los actos que sean requeridos, necesarios o convenientes para el ejercicio de cualquiera de los derechos y facultades otorgados en este instrumento, con la misma amplitud y para todos los efectos legales como si el suscrito estuviere personalmente presente, con plenas facultades de sustitución o revocación, ratificando y confirmando desde ahora todo lo que dicho Apoderado, o el sustituto o sustitutos del mismo, realicen lícitamente en virtud del presente poder y de los derechos y facultades aquí conferidos. The undersigned hereby grants to the Attorney-in- Fact full power and authority to do and perform any and every act whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such Attorney-in-Fact, or such Attorney-in-Fact’s substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted.

El presente Poder permanecerá vigente y surtirá todos sus efectos hasta en tanto (i) el suscrito renuncie o sea destituido de mi cargo dentro de la Sociedad, (ii) el suscrito ya no se encuentre obligado a presentar los Formularios 4 o 5, en relación con las tenencias y operaciones del suscrito respecto de valores de la Sociedad según disposiciones legales, o (iii) el presente Poder sea revocado por el suscrito mediante aviso por escrito. This Power of Attorney shall remain in full force and effect until (i) the undersigned resigns from or is removed from his or her position with the Company, (ii) the undersigned is no longer required, pursuant to applicable law, to file Forms 4 or 5 with respect to the undersigned’s holdings of and transactions in securities of the Company, or (iii) this Power of Attorney is revoked by the undersigned by written notice. Adicionalmente, el suscrito por este acto constituye, designa y autoriza a Alejandro Gil Ortiz (con correo electrónico alejandro.gil@fomento.femsa.com), Sergio Rodríguez Pérez (con correo electrónico sergio.rodriguezperez@femsa.com) and Camila Lopes Amaral Westin Pereira (con correo electrónico camila.amaral@kof.com), actuando indistintamente y con plenas facultades de sustitución o revocación, para fungir como administrador(es) de la cuenta EDGAR del suscrito, así como para gestionar y administrar dicha cuenta EDGAR. In addition, the undersigned hereby constitutes, appoints and authorizes Alejandro Gil Ortiz (with email alejandro.gil@fomento.femsa.com), Sergio Rodríguez Pérez (with email sergio.rodriguezperez@femsa.com) and Camila Lopes Amaral Westin Pereira (with email camila.amaral@kof.com), singly and with full power of substitution or revocation to act as the undersigned's EDGAR account administrator(s) and manage the undersigned’s EDGAR account. EN FE DE LO CUAL, el suscrito ha otorgado y suscrito el presente Poder en fecha 3 de febrero de 2026. IN WITNESS WHEREOF, the undersigned has executed this Power of Attorney as of February 3rd, 2026 Firma: FRANCISCO CALDERON ROJAS Signature: FRANCISCO CALDERON ROJAS